Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-288405 on Form S-3 of our report dated March 31, 2025 relating to the financial statements of Interactive Strength Inc. appearing in the Annual Report on Form 10-K of Interactive Strength Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Morristown, NJ

September 4, 2025